WAIVER AND FIRST AMENDMENT TO CREDIT AGREEMENT

This Waiver and First Amendment to Credit Agreement (this "Amendment"), dated as of September 10, 2013, (the "Effective Date") is between Earthstone Energy Inc., a Delaware corporation, as Borrower (the "Borrower") and BOKF, N.A., a National Banking Association, d/b/a Bank of Oklahoma, as Lender (the "Lender").

RECITALS

A. Borrower and Lender have entered into that certain Credit Agreement, dated as of December 21, 2012 (as modified by this Amendment and any further amendments, modifications, replacements or substitutions thereof, the "Credit Agreement"), in the maximum principal amount of $25,000,000. Defined terms used herein and not defined herein shall have the meanings set forth in the Credit Agreement.

B. Borrower has informed Lender that, as of the end of the quarter ending June 30, 2013, it was in violation of the Current Ratio covenant described in Section 10.1 of the Credit Agreement because its ratio of Consolidated Current Assets to Consolidated Current Liabilities was less than 1.00 to 1.00 (the "Existing Default").

C. The Borrowing Base under the Credit Agreement is currently $6,000,000.

D. Borrower has requested, and Lender has agreed, subject to the terms and conditions of this Amendment, to (a) waive the Existing Default, (b) increase the Borrowing Base available to Lender to $12,000,000 (the "Borrowing Base Increase"), and (c) make certain amendments to the Credit Agreement, as set forth herein.

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

1. **Waiver.**

(a) Subject to the terms and conditions set forth in this Amendment, the Existing Default is hereby waived under the Credit Agreement solely to allow the Current Ratio to be less than 1.00 to 1.00 for the quarter ending June 30, 2013 (the "Waiver"). This Waiver shall only be effective for the quarter ending June 30, 2013.

(b) The Waiver shall be effective only in the specific instance, for the specific purpose stated above, and for the time period stated above, and such Waiver shall not entitle Borrower to any other or further waiver in any similar or other circumstances. Nothing contained herein shall be construed to be a consent to or a permanent waiver of Section 10.1 of the Credit Agreement or any other terms, provisions, covenants, warranties or agreements contained in the Credit Agreement or any other Loan Document. Lender reserves the right to exercise any rights and remedies available to it in connection with any other present or future defaults with respect to

any provision of the Credit Agreement or any other Loan Document. The description herein of the Waiver is based upon the information provided to the Lender on or prior to the date hereof, and, to the extent that material information is incorrect or omitted with respect to any activity, event or circumstance that could result in a Default or Event of Default, such Waiver shall not be deemed to apply to such activity, event or circumstance.

2. Amendment to Credit Agreement. Subject to the conditions set forth in this Amendment, including without limitation the conditions set forth in Section 3 below, and in reliance on the representations and warranties of Borrower set forth in Section 4 below, the Credit Agreement is hereby amended as follows:

(a) Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of "Required Reserve Value" in its entirety and substituting therefor the following definition:

> "**Required Reserve Value**" means Proved Mineral Interests that have a Recognized Value of not less than 80% of the Recognized Value of all Proved Mineral Interests owned by Borrower and its Subsidiaries and included in the Borrowing Base Properties.

(b) Section 2.11 of the Credit Agreement is hereby amended to read in its entirety as follows:

> **Commitment Fee.** On the Termination Date, on each Quarterly Date prior to the Termination Date, and, in the event the Commitment is terminated in their entirety prior to the Termination Date, on the date of such termination, Borrower shall pay to Lender, a commitment fee equal to the Commitment Fee Percentage in effect from day to day (applied on a per annum basis and computed on the basis of actual days elapsed and as if each calendar year consisted of 365 days (or 366 days in a leap year)) of the daily Availability for the Fiscal Quarter (or portion thereof) ending on the date such payment is due.

(c) The Borrowing Base is hereby determined to be $12,000,000, which is subject to redetermination as set forth in Article IV of the Credit Agreement.

3. Conditions Precedent. The Waiver set forth in Section 1 and the amendments set forth in Section 2 above shall be effective as of the date of this Amendment, subject to the satisfaction of each of the following conditions, in the reasonable judgment of Lender:

(a) Lender and Borrower shall have executed and delivered this Amendment.

(b) As of the date of this Amendment, each of the representations and warranties set forth below shall be true and correct, and, after giving effect to the Waiver, no Default or Event of Default shall have occurred or shall result from the transactions contemplated hereby.

(c) Borrower shall have paid all fees and expenses required to be paid by Borrower under Section 5 below.

(d) Borrower shall have delivered to Lender such other documents, certificates and instruments as Lender or its counsel may have reasonably requested, such documents, certificates and instruments to be satisfactory to Lender and its counsel in all respects in their sole discretion.

4. **Representations and Warranties of the Borrower**. Borrower hereby certifies to the Lender that as of the date of this Amendment, all of Borrower's representations and warranties contained in the Credit Agreement and each of the Loan Documents are true, accurate and complete, and, after giving effect to the Waiver, no Default or Event of Default has occurred under the Credit Agreement or any of the Loan Documents. Without limiting the generality of the foregoing, Borrower represents and warrants that (i) the execution and delivery of this Amendment has been authorized by all necessary action on the part of Borrower, (ii) the person executing this Amendment on behalf of Borrower is duly authorized to do so, (iii) Borrower has performed and complied with all agreements and conditions in the Credit Agreement required to be performed or complied with by Borrower on or prior to the date hereof, and each of the conditions precedent to Borrowings contained in the Credit Agreement remains satisfied, (iv) neither the execution, delivery or performance of this Amendment will breach, violate or constitute a default under (A) any laws, rules or regulations applicable to the Borrower or any of the other Credit Parties or any of its or their property or (B) any contract or agreement to which the Borrower or any of the other Credit Parties is a party and (v) this Amendment constitutes the legal, valid, binding and enforceable obligation of the Borrower.

5. **Fees and Expenses**. Borrower shall pay to Lender all of the expenses incurred by Lender in connection with the transactions contemplated by this Amendment, including, without limitation (i) pursuant to Section 4.6 of the Credit Agreement, $30,000, representing one-half percent (0.5%) of $6,000,000, being the increase in the Borrowing Base, and (ii) the fees and disbursements of Lender's attorneys and their staff, and any recording and filing fees, charges and expenses.

6. **Miscellaneous**.

(a) The Credit Agreement and all Obligations of Borrower under the Credit Agreement and each of the other Loan Documents are hereby ratified and confirmed in all respects. Any reference to the Credit Agreement in any Loan Document shall be deemed to be a reference to the Credit Agreement as amended by this Amendment. Except as specifically provided for in this Amendment: (i) the Credit Agreement and the other Loan Documents shall remain in full force and effect, (ii) this Amendment does not modify or affect the terms, conditions or provisions of the Credit Agreement or the other Loan Documents, and (iii) nothing contained in this Amendment shall be deemed to be, or construed as, a waiver of any such terms, conditions or provisions, or shall entitle the Borrower to any amendment or waiver in the future.

(b) All representations, warranties, covenants and agreements of Borrower herein shall survive the execution and delivery of this Amendment and the performance hereof, and shall further survive until all of the Obligations are paid in full. All statements and agreements contained in any certificate or instrument delivered by Borrower hereunder or under the Credit Agreement to Lender shall be deemed to constitute representations and warranties by,

and agreements and covenants of, Borrower under this Amendment and under the Credit Agreement.

(c) This Amendment is a Loan Document, and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto.

(d) This Amendment shall be governed by and construed in accordance with the laws applicable to the Credit Agreement.

(e) This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment. This Amendment may be delivered by facsimile, portable document format or similar electronic transmission, and a facsimile, portable document or similar electronic transmission evidencing execution shall be effective as a valid and binding agreement between the parties for all purposes.

THE CREDIT AGREEMENT AS AMENDED BY THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.

[SIGNATURE PAGE FOLLOWS]

The parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

BORROWER:

EARTHSTONE ENERGY INC.,
a Delaware corporation

By: ______________________

Ray Singleton
President and Chief Executive Officer

LENDER

BOKF, N.A., A NATIONAL BANKING ASSOCIATION,
D/B/A BANK OF OKLAHOMA

By: ______________________

Thomas M. Foncannon
Senior Vice President